                                                                     EXHIBIT 4.3

                       1996 EMPLOYEE STOCK PURCHASE PLAN
                                      FOR
                          MATRIX CAPITAL CORPORATION


     SECTION 1. PURPOSE. This 1996 Employee Stock Purchase Plan of Matrix Capital Corporation is intended to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Stock of the Company through accumulated payroll deductions under an "Employee Stock Purchase Plan" as defined in Section 423 of the Code, and all provisions hereof will be construed in accordance with those objectives.

     SECTION 2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

          (a) "ACCOUNT" shall mean the account established for each Participant to record the amounts withheld from his Compensation during the Offering Period of reference.

          (b) "ADMINISTRATOR" shall mean the Board or a designated committee of the Board.

          (c) "BOARD" shall mean the Board of Directors of the Company.

          (d) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          (e) "COMPANY" shall mean Matrix Capital Corporation.

          (f) "COMPENSATION" shall mean the actual cash remuneration (exclusive of bonuses) paid to a Participant by the Employer in consideration of services rendered.

          (g) "CONSIDERED COMPENSATION" shall be determined with respect to each Offering Period, and shall mean a reasonable estimate (as determined by the Administrator in its sole discretion, but treating Participants similarly situated in a reasonably similar manner) of the Participant's basic Compensation during the Offering Period (i.e. without taking into account bonuses, overtime pay, noncash benefits or other special payments, all as reasonably determined by the Administrator).

          (h) "DESIGNATED SUBSIDIARIES" shall mean the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to adopt, and which have in fact adopted, this Plan for the benefit of their Employees.

          (i) "DIRECTED WITHHOLDING" shall mean the amount that an Eligible Employee directs his or her Employer to withhold from such Eligible Employee's Compensation on each Payroll Date during the Offering Period of reference; provided, however, that the aggregate amount of Directed Withholding for the Offering Period of reference (i) may not exceed the lesser of (x) twenty-five percent (25%) of such Participant's Considered Compensation for such Offering Period, and (y)

Twelve Thousand Five Hundred Dollars ($12,500), and (ii) may not be less than Five Hundred Dollars ($500).

     (j) "DIRECTION TO WITHHOLD" shall mean the written notice to the Administrator, in the form of Exhibit A attached hereto, which directs the Employer to commence to deduct the Directed Withholding from a Participant's Compensation on each Payroll Date during the Offering Period of reference.

     (k) "ELECTION TO RESCIND" shall mean the written notice to the Administrator, in the form of Exhibit B attached, which directs a Participant's Employer to discontinue deductions of Directed Withholding, and to refund the entire amount credited to such Participant's Account.

     (l) "ELIGIBLE EMPLOYEE" shall mean each Employee (i) who is employed as an Employee on the first day of the month preceding the Enrollment Date of reference, (ii) who continues to be employed as an Employee on such Enrollment Date, and (iii) who, on such Enrollment Date does not own Stock (within the meaning of Section 423(b)(3) of the Code) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary and, without limiting the generality of the foregoing, in computing the amount of such Stock owned by an Employee, there shall be included the amount of Stock owned directly, the Stock subject to a Purchase Right, the Stock which with respect to which the Employee has an option to acquire, and the Stock owned by any other person whose stock is attributed to such Employee pursuant to Section 425(d) of the Code.

     (m) "EMPLOYEE" shall mean any person, including an officer and director who is also an Employee, who is customarily employed for at least twenty (20) hours per week and for more than five (5) months in the calendar year by the Employer.

     (n) "EMPLOYER" shall mean, collectively, the Company and each Designated Subsidiary.

     (o) "ENROLLMENT DATE" shall mean the first business day of each Offering Period.

     (p) "FAIR MARKET VALUE" of a Share on the Enrollment Date or on the Purchase Date shall be the closing price of Stock on such date, which shall be
(i) if the Stock is listed or admitted for trading on any United States national securities exchange (which for purposes hereof shall include the NASDAQ National Market System), the last reported sale price of Stock on such exchange as reported in any newspaper of general circulation, (ii) if the Stock is quoted on NASDAQ (other than on the NASDAQ National Market System) or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Stock on such system or (iii) if neither clause (i) nor (ii) is applicable, a value determined by any fair and reasonable means prescribed by the Board.

     (q) "OFFERING PERIOD" shall mean the period beginning on the day immedi-ately preceding the trade date of the shares to be issued and sold by the Company in connection with its initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "IPO"), and ending on the following December 31st, and each calender year thereafter.

     (r) "PARTICIPANT" shall mean each Eligible Employee who is having an amount withheld from his Compensation under Section 4 at the time of reference.

     (s) "PAYROLL DATE" shall mean each date on which a Participant is paid his Considered Compensation.

     (t) "PLAN" shall mean this Matrix Capital Corporation Employee Stock Purchase Plan.

     (u) "PURCHASE DATE" shall mean the last business day of each Offering
Period.

     (v) "PURCHASE PRICE" shall mean the lesser of (i) 85% of the Fair Market Value of the Shares on the Enrollment Date occurring during the Offering Period of reference, or (ii) 85% of the Fair Market Value of the Shares on the Purchase Date occurring during such Offering Period, but never less than the par value of a Share.

     (w) "PURCHASE RIGHT" shall mean the Participant's right to acquire the number of Shares that may be purchased in accordance with Section 3(b) as limited by Sections 3(c) and 8.

     (x) "SHARES" shall mean the shares of Stock reserved for issuance under this Plan.

     (y) "STOCK" shall mean the common stock, $0.0001 par value per share, of the Company.

     (z) "SUBSIDIARY" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of reference, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     SECTION 3.  SHARES SUBJECT TO PURCHASE.

     (a) Subject to adjustments provided in Section 15 hereof, a total of 125,000 Shares shall be subject to the Plan. The Shares subject to the Plan shall consist of unissued Shares or previously issued Shares reacquired and held by the Company, or any Subsidiary, and such number of Shares shall be and hereby is reserved for sale for such purpose. Any of such Shares that may remain unsold at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan. Should any Shares subject to Purchase Rights on the Enrollment Date of an Offering Period fail to be purchased on the Purchase Date for such Offering Period, such Shares may again be made available for purchase with respect to a subsequent Offering Period.

     (b) Not less than 15 days prior to each Offering Period, the Administrator shall determine the maximum number of Shares (if any) that will be available for purchase for such Offering Period. Each Participant will have a Purchase Right to purchase the number of full Shares equal to the quotient of (i) the amount in the Participant's Account on the Purchase Date, and (ii) the Purchase Price of the Shares for the Offering Period, all subject to the maximum amounts, and the adjustments, if any, in Section 8.

     (c) In the event that as of the Enrollment Date of reference the quotient of (i) the aggregate Directed Withholdings of all Participants for the Offering Period, divided by (ii) the Purchase Price of a Share on such Enrollment Date exceeds the number of Shares designated by the Board in the first sentence of
Section 3(b) by a percentage (not less than 50%) specified by the Board at the time it determines the number of Shares under Section 3(b) above (and in the absence of a specification by the Board, the percentage shall be deemed to be 50%), the Administrator will take reasonable steps to reduce, as nearly as reasonably possible, each Participant's Directed Withholding to an amount equal to the product of (x) his Directed Withholding, and (y) a fraction, the numerator of which is the product of the percentage specified by the Administrator in (ii) multiplied by the number of Shares designated by the Administrator in the first sentence of Section 3(b), and the denominator of which is the quotient of (i) and (ii) above.

     SECTION 4.  PARTICIPATION AND DEDUCTION OF DIRECTED WITHHOLDING.

     (a) During the 45 days ending on the Enrollment Date for the Offering Period of reference, each Eligible Employee may become a Participant for such Offering Period by filing with the Administrator a written Direction to Withhold setting forth the amount of such Eligible Employee's Directed Withholding. Notwithstanding the foregoing, in the case of the initial Offering Period hereunder, the Board, in its sole discretion, may extend the period during which a Direction to Withhold may be filed for any period, not to exceed 60 days after the Enrollment Date for such initial Offering Period, it selects and communicates to the Eligible Employees.

     (b) All amounts deducted from a Participant's Compensation under this Plan shall be credited to such Participant's Account, but shall remain the unencumbered assets of the Employer.

     SECTION 5.  RECISION, OR TERMINATION OF EMPLOYMENT.

     (a) A Participant may not increase or decrease the amount of his Directed Withholding during an Offering Period; except, however, (i) a Participant may rescind his Direction to Withhold in its entirety at any time prior to the Purchase Date for the Offering Period of reference by filing a written Election to Rescind with the Administrator prior to December 16 of the Offering Period of reference, (ii) a Participant will be deemed to have rescinded his Direction to Withhold in its entirety in the event that his Compensation payable on any Payroll Date is insufficient to fund the Directed Withholding for such Payroll Date and such Participant fails to furnish the Administrator with personal funds in an amount sufficient to complete the Directed Withholding for such Payroll Date on or before the next Payroll Date, and (iii) a Participant will be deemed to have rescinded his Direction to Withhold in its entirety in the event of his termination of employment by an Employer prior to the Purchase Date for the Offering Period of reference.

     (b) If an event described in either Section 5(a)(i), (ii) or (iii) occurs with respect to a Participant before the Purchase Date of reference, the entire amount credited to such Participant's

Account automatically will be paid to such Participant in a lump sum, in cash, as soon as reasonably possible following such occurrence.

     (c) The occurrence of an event described in Section 5(a)(i), (ii) or (iii) with respect to a Participant during an Offering Period shall not limit such Participant's right to file a Direction to Withhold with respect to any later Offering Period provided that at such time Participant is an Eligible Employee.

     SECTION 6. EXERCISE OF PURCHASE RIGHT. The Participant's Purchase Right will be exercised automatically on each Purchase Date by debiting his Account with the Purchase Price of the Shares subject to his Purchase Right, and refunding (in a lump sum, in cash) the amount, if any, credited to his Account that exceeds such Purchase Price.

     SECTION 7. DELIVERY. As promptly as practicable after each Purchase Date, the Administrator shall arrange the delivery to each Participant of a certificate representing the Shares purchased on such Purchase Date.

     SECTION 8. MAXIMUM SHARES, AND REDUCTION IN SHARES, SUBJECT TO PURCHASE RIGHTS.

     (a) Notwithstanding any provision hereof to the contrary, the maximum number of Shares subject to each Participant's Purchase Right at any time during the Offering Period shall be that number of Shares equal to the lesser of (i) that number of Shares that has an aggregate Fair Market Value on the Enrollment Date equal to $25,000, and (ii) that number of Shares that may be purchased with the lesser of the maximum Directed Withholding amounts described in (x) and (y) of Section 2(i) at the Purchase Price set forth in Section 2(v)(i), and (iii) the maximum number of Shares (if any) that will not cause the Participant to exceed the 5% ownership limitation of Section 2(l).

     (b) If, on a Purchase Date, the maximum number of Shares available for purchase as determined under Section 3(b) is less than the number of Shares subject to all then existing Purchase Rights (as limited by Section 8(a), if applicable), the Administrator will reduce the number of Shares subject to each Participant's Purchase Right to an amount equal to the product of (i) the maximum Shares available for purchase as determined under Section 3(b), and (ii) a fraction, the numerator of which is the amount in such Participant's Account (after such reductions, if any, required by the proviso of Section 2(i)), and the denominator of which is the amount in the Accounts of all Participants (after such reductions, if any, required by the proviso of Section 2(i)).

     SECTION 9.  VOTING AND REGISTRATION.

     (a) A Participant will have no interest or voting right in or other privileges relating to Shares subject to a Purchase Right until delivery of the certificate representing such Shares.

     (b) Shares to be delivered to a Participant will be registered in the name of the Participant.

     SECTION 10. ADMINISTRATION. The Plan shall be administered by the Administrator, which will be the Board or a committee appointed by the Board.
If a committee of the Board is appointed by the Board to act as Administrator, such committee shall have all of the powers of the Board with respect to the Plan except for those powers set forth in Section 16 hereof. The administration, interpretation or application of the Plan by the Administrator shall be final, conclusive and binding upon all Participants. Until the Board is advised by legal counsel that such limitation is no longer required, Eligible Employees with respect to the Offering Period of reference may not actively serve as a member of the Administrator with respect to the Offering Period of reference or the succeeding Offering Period.

SECTION 11.  DESIGNATION OF BENEFICIARY.

     (a) A Participant may file a written designation of a beneficiary who is to receive any cash as a result of the Participant's death prior to a Purchase Date, or to receive any Shares (and excess cash, if any) in the event of Participant's death subsequent to a Purchase Date but before delivery of the Shares (and excess cash, if any).

     (b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant without a designated surviving beneficiary, the Administrator shall deliver such cash and/or Shares to the spouse of the Participant or, if there is no surviving spouse, then to the executor or administrator of the estate of the Participant.

     SECTION 12. TRANSFERABILITY. Neither payroll deductions credited to Participant's Account, nor any rights with regard to the making or recision of a Directed Withholding, nor the right to receive Shares (and excess cash, if any) may be assigned, transferred, pledged or otherwise disposed of in any way (other than as provided in Section 11) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

     SECTION 13. USE OF FUNDS. All payroll deductions received or held by the Employer under the Plan may be used by the Employer for any corporate purpose, and the Employer shall not be obligated to segregate such payroll deductions.

     SECTION 14.  REPORTS AND WITHHOLDING.

     (a) Statements will be given to all Participants within a reasonable time following a Purchase Date, which statements will set forth the amounts of payroll deductions, the per Share Purchase Price, the number of Shares purchased (and an explanation of any reduction in the Shares subject to the Purchase Right), and the remaining cash balance, if any.

     (b) Each person who acquires Shares hereunder shall agree as a condition of such acquisition that he shall notify his Employer in the event he disposes of the Shares before the second anniversary of the Enrollment Date on which he acquired the Purchase Right with respect to such Shares, and in the event of such disposition while an employee of the Employer, and upon the exercise of the Purchase Right, the Employer may withhold from such Participant's current Compensation such amount as it reasonably determines to be necessary to satisfy the Company's obligation to withhold for federal and state taxes with respect to such events.

     SECTION 15.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

     (a) If a stock dividend, stock split, spinoff, recapitalization, merger, consolidation, exchange of shares or the like, occurs during an Offering Period, as a result of which shares of any class shall be issued in respect of the Shares subject to purchase with respect to such Offering Period, or such Shares shall be changed into a different number of the same or another class or classes, the number of Shares to which each Purchase Right shall be applicable and the calculation of the Fair Market Value as of the Enrollment Date for such Shares shall be appropriately adjusted by the Company in a manner that in its sole discretion will keep this Plan qualified under Section 423 of the Code.

     (b) In the event of the proposed dissolution or liquidation of the Company, the Offering Period will close, and the Purchase Date will occur, 15 days immediately prior to the consummation of such proposed action, all Participants will be notified in advance of such revised Purchase Date, and each Participant will be entitled to complete all or any portion of the funding of such Participant's Directed Withholding with personal funds. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, either (i) the event will be deemed to constitute the dissolution or liquidation of the Company and Participants shall have the rights set forth in the first sentence hereof, or
(ii) this Plan, and each Purchase Right shall be assumed or an equivalent plan and right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation.

     SECTION 16. AMENDMENT OR TERMINATION. The Board may at any time and for any reason terminate or amend the Plan, provided, however, that the Plan may not be amended without compliance with any applicable shareholder approval requirements promulgated under the Internal Revenue Code, if applicable, or by any stock exchange or market on which the Common Stock is listed for trading, all as reasonably determined by the Administrator. Except as specifically provided in the Plan, no such termination or amendment can reduce such rights as a Participant would have if the effective date of the termination or amendment were deemed to be a liquidation or dissolution of the Company, with the resulting rights, duties and obligations set forth in Section 15(b).

     SECTION 17. NOTICES. All notices or other communications shall be deemed to have been duly given (i) if by a Participant to the Administrator, when received in the required form at the corporate home office of the Company, addressed to "Administrator, Employee Stock Purchase Plan," and (ii) if by the Administrator to the Participant, when mailed to the last known address of Participant shown on the Employer's records.

     SECTION 18. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued unless such issuance and delivery shall comply with all applicable provisions of law, domestic or foreign, and the requirements of any stock exchange upon which the Shares may then be listed, including, in each case the rules and regulations promulgated thereunder, and shall be further subject to the approval of counsel for the Company with respect to such compliance, which may include a representation and warrants from the Participant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.

     SECTION 19. TERM OF PLAN. The Plan shall become effective on the date of the IPO and shall terminate on the last day of the year in which occurs the 9th anniversary of the date of the IPO.

     SECTION 20.  MISCELLANEOUS.

          (a) EXECUTION OF RECEIPTS AND RELEASES. Any payment or any issuance or transfer of Shares to any person shall be in full satisfaction of all claims hereunder against the Plan, and the Administrator may require such person, as a condition precedent to receiving delivery of Shares, to execute a receipt and release therefor in such form as it shall determine.

          (b) PAYMENT OF EXPENSES. All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company.

          (c) RECORDS. Records of the Company as to any matters relating to this Plan will be conclusive on all persons.

          (d) INTERPRETATIONS AND ADJUSTMENTS. To the extent permitted by law, an interpretation of the Plan and a decision on any matter within the Board's or Administrator's discretion made in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the person responsible shall make such adjustment on account thereof as he considers equitable and practicable.

          (e) NO RIGHTS IMPLIED. Nothing contained in this Plan or any modification or amendment to the Plan or in the creation of any Account, or the execution of any subscription agreement, or the issuance of any Shares under the Plan, shall give any Employee any right to continue employment or any legal or equitable right against the Company or any officer, director, or Employee of the Company, except as expressly provided by the Plan.

          (f) INFORMATION. The Company shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Board and/or Administrator to perform its duties and functions under the Plan. The Company's records as to the current information the Company furnishes to the Board and/or Administrator shall be conclusive as to all persons.

          (g) SEVERABILITY. In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

          (h) HEADINGS; GENDER. The titles and headings are included for convenience of reference only and are not to be considered in construction of the provisions hereof. Words used in the masculine shall apply to the feminine where applicable, and whenever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural.

          (i) NO LIABILITY FOR GOOD FAITH DETERMINATIONS; ACTIONS. Neither the members of the Board nor the Administrator (nor their respective delegatees) shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any right to purchase Shares granted under it, and members of the Board and the Administrator (and their delegatees) shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, liability or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may from time to time be in effect. The Company assumes no liability to any Participant or his legal representatives, heirs, legatees or distributees for any act of, or failure to act on the part of, the Company, the Board or the Administrator.

          (j) GOVERNING LAW. All questions arising with respect to the provisions of this Plan shall be determined by application of the laws of the State of Colorado except to the extent Colorado law is preempted by federal law.

     IN WITNESS WHEREOF, the undersigned has executed this Plan as of this _____ day of ______________, 1996 to fully evidence the Company's adoption thereof, to be effective as provided in Section 19 hereof.


                                       MATRIX CAPITAL CORPORATION


                                       By:
                                          ---------------------------------
                                       Name:
                                            -------------------------------
                                       Title:
                                             ------------------------------

                                   EXHIBIT A
                                   ---------

                          EMPLOYEE STOCK PURCHASE PLAN
                                      FOR
                           MATRIX CAPITAL CORPORATION


                             DIRECTION TO WITHHOLD


1. I, the undersigned, hereby elect to participate in the Employee Stock Purchase Plan for Matrix Capital Corporation (the "Plan") for the "Offering Period" beginning on the next Enrollment Date and ending on the following December 31, and subscribe to purchase Shares of the Stock in accordance with this Direction to Withhold and the Plan.

2. I hereby authorize payroll deductions on each of my Payroll Dates during the Offering Period in the amount set forth below [YOU MUST FILL IN ALL OF BLANKS [1], [2] AND [3]]:


               [1] $________________ on each of the [2] ____________ Payroll
               Dates during the Offering Period, for a total of [3] $___________ {Multiply [1] and [2]}

               NOTE: the amount in [3] above cannot be less than $500, nor more than 25% of the basic compensation you are scheduled to earn during the Offering Period, not to exceed $21,250. Determine your basic compensation based on your current hourly pay rate, or salary.

3. I direct the Administrator to use the amount in my Account on the Purchase Date to purchase the maximum number of Shares that are available to me under the terms of the Plan.

4. I understand and agree that my right to participate in the Plan is governed by the Plan and the rules of the Administrator developed under the Plan, and that, among other things, I understand and agree:

          . That I may not change the amount of my withholding during the Offering Period.

          . That the amount of my withholding will be reduced by the Administrator if it exceeds 25% of my Considered Compensation, and that in any case it may not exceed $21,250.

          . That the amount of my withholding may be reduced by the Administrator if it appears unlikely that I will need all of the withholding I have elected in order to purchase the number of Shares that will be available to me on the Purchase Date, and may also be reduced for other reasons relating to the continued qualification of the Plan.

          . That I may completely discontinue withholding, and receive a refund of all amounts previously withheld from my pay by filing an Election To Rescind with the Administrator before December 16th. .

          . That I automatically will be withdrawn from the Plan, and all amounts previously withheld from my pay refunded to me, if my pay on any Payroll Date is insufficient to satisfy my Directed Withholding and I fail pay the amount of the insufficiency to the Administrator on or before my next Payroll Date.

          . That I will automatically be withdrawn from the Plan, and all amounts previously withheld from my pay refunded to me, if I terminate my employment with the Company before the end of the year.

          . That if I have not discontinued withholding before December 16th of the Offering Period, the amounts withheld during Offering Period automatically will be used to purchase the maximum number of Shares available to me under the terms of the Plan.

5. I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

6. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Direction to Withhold is dependent upon my continued eligibility to participate in the Plan.

7. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all refunds of my withholding (or Shares if I die after the last business day in September) due me under the Plan, in equal amounts if more than one person is named:


BENEFICIARY(IES) NAME(s):  (Please print)
                                           -------------------------------------

- ------------------------------------       -------------------------------------
Relationship(s)                                        Telephone Number(s)


Name and Address of Participant [Print]:    Signature:

- ----------------------------        --------------------------------------------
                                    Date:
- ----------------------------             --------------------------

- ----------------------------

                                 Acknowledgment


     The undersigned, acting for the Administrator of the Plan, acknowledges receipt of the above Direction To Withhold prior to the Enrollment Date of the Offering Period of reference.

DATE RECEIVED:
              -----------------


                                       ADMINISTRATOR


                                       ------------------------------

                                   EXHIBIT B
                                   ---------

                          EMPLOYEE STOCK PURCHASE PLAN
                                      FOR
                           MATRIX CAPITAL CORPORATION


                              ELECTION TO RESCIND


1. I, the undersigned, hereby elect to rescind my prior Direction to Withhold and thereby to terminate my participation in the Employee Stock Purchase Plan (the "Plan") for Matrix Capital Corporation for the current "Offering Period."

2. I direct the Company to pay me, as promptly as possible, the payroll deductions credited to my account during the current Offering Period.

3. I understand and agree that my termination of participation is irrevocable, and that under no circumstances will I be entitled to purchase any portion of the Shares available under the Plan for purchase during the current Offering Period, although I continue to be eligible to file a new Direction to Withhold with respect to any future Offering Period(s) for which I otherwise qualify.


Name and Address of Participant (Print):    Signature:


- ----------------------------                ---------------------------

- ----------------------------
                                            Date:
- ----------------------------                      ------------


                                 Acknowledgment

     The undersigned, acting for the Administrator of the Plan, acknowledges receipt of the above Election To Rescind prior to December 16 of the current Offering Period.

DATE RECEIVED:
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                                            ADMINISTRATOR


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